    As filed with the Securities and Exchange Commission on November 16, 2000
                                                      Registration No. 333-_____
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                                  ------------
                                ECOS GROUP, INC.
             (Exact name of registrant as specified in its charter)
                                  ------------
                  Florida                                84-1061207
        (State or other jurisdiction  of              (I.R.S. Employer
          incorporation or organization)             Identification No.)

                               14505 Commerce Way
                                    Suite 400
                           Miami Lakes, Florida 33016
                    (Address of Principal Executive Offices)
                                  -------------
                    Stock Option Agreements Entered into With
                       Employees Listed on Annex A Hereto
                            (Full title of the plan)
                                  -------------
                                Charles C. Evans
                             Chief Executive Officer
                                ECOS Group, Inc.
                               14505 Commerce Way
                                    Suite 400
                           Miami Lakes, Florida 33016
                                 (305) 374-8300
 (Name, address and telephone number, including area code, of agent for service)

                                    Copy to:
                               Kara L. MacCullough
                       Akerman, Senterfitt & Eidson, P.A.
                        One S.E. Third Avenue, 28th Floor
                              Miami, Florida 33131
                                 (305) 374-5600
                              --------------------

                         Calculation of Registration Fee

==============================================================================================================================
                                                                                    Proposed maximum
           Title of                 Amount to           Proposed maximum               aggregate               Amount of
 Securities to be registered    be registered (2)   offering price per share (3)   offering price (3)     registration fee (3)
------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.012
per share (1)                   7,942,667 shares            $.06875                     $543,183                $143.40
==============================================================================================================================

-----------
(1) Represents shares issuable upon the exercise of options granted under the Stock Option Agreements entered into with employees listed on Annex A hereto.

(2) This registration statement shall also cover any additional shares of common stock which become issuable under the stock option agreements by reason of any stock dividend, stock split, recapitalization or similar transactions.

(3) For the purpose of calculating the registration fee only. Pursuant to Rule 457(h) under the Securities Act of 1933, as amended, the Proposed Maximum Offering Price Per Share is based on (a) the exercise price per share ($.06875) of outstanding options to purchase 7,842,667 shares and (b) the exercise price per share ($.04) of outstanding options to purchase 100,000 shares.

           Part I Information Required in the Section 10(a) Prospectus

         The documents containing the information required to be included in
Part I of this registration statement will be given or sent to all persons who entered into Stock Option Agreements with the Company, as specified by Rule 428.

           Part II Information Required in the Registration Statement

Item 3.  Incorporation of Documents by Reference

         The following documents filed with the Securities and Exchange Commission (the "Commission") by us are incorporated by reference herein:

Commission Filing (File No. 000-16322)                              Period Covered or Date of Filing
--------------------------------------                              --------------------------------
Annual Report on Form 10-KSB................................        Fiscal year ended March 31, 2000

Quarterly Reports on Form 10-QSB............................        Quarters ended June 30, 2000 and September 30, 2000

Description of Common Stock contained in Registrant's
Registration Statement on Form 8-A/A........................        July 3, 1996

All subsequent documents filed by us under Sections
13(a), 13(c), 14 or 15(d) of the Exchange Act of 1934
prior to the filing of a post-effective amendment which
indicates that all securities offered hereby have been sold
or which deregisters all securities then remaining unsold...        After the date of this registration statement

         Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which is also or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.  Description of Securities

         Not applicable.

Item 5.  Interests of Named Experts and Counsel

         Not applicable.

Item 6.  Indemnification of Directors and Officers

         Under Section 607.0831 of the Florida Business Corporation Act (the "FBCA"), a director is not personally liable for monetary damages to the corporation or any other person for any statement, vote, decision, or failure to act regarding corporate management or policy unless (1) the director breached or failed to perform his duties as a director; and (2) the director's breach of, or failure to perform, those duties constitutes: (a) a violation of the criminal law, unless the director had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful. A judgment or other final adjudication against a director in any criminal proceeding for a violation of the criminal law estops that director from contesting the fact that his or her breach, or failure to perform, constitutes a violation of the criminal law; but does not estop the director from establishing that he or she had reasonable cause to believe that his or her conduct was lawful or had no reasonable cause to believe that his or her conduct was unlawful; (b) a transaction from which the director derived an improper personal benefit, either directly or indirectly; (c) a circumstance under which the liability provisions of s. 607.0834 are applicable; (d) in a proceeding by or in the right of the corporation to procure a judgment in its favor or by or in the right of a shareholder, conscious disregard for the best interest of the corporation, or willful misconduct; or (e) in a proceeding by or in the right of someone other than the corporation or a shareholder, recklessness or an act or omission which was committed in bad faith or with malicious purpose or in a manner exhibiting wanton and willful disregard of human rights, safety, or property.

         Under Section 607.0850 of the FBCA, a corporation has the power to indemnify any person who was or is a party to any proceeding (other than an action by, or in the right of, the corporation), by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against liability incurred in connection with such proceeding, including any appeal thereof, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any proceeding by judgment, order, settlement or conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in, or not opposed to, the best interests of the corporation or, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

         In addition, under Section 607.0850 of the FBCA, a corporation has the power to indemnify any person, who was or is a party to any proceeding by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses and amounts paid in settlement not exceeding, in the judgment of the board of directors, the estimated expense of litigating the proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof. Such indemnification shall be authorized if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made under this subsection in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable unless, and only to the extent that, the court in which such proceeding was brought, or any other court of competent jurisdiction, shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

         Under Section 607.0850 of the FBCA, the indemnification and advancement of expenses provided pursuant to Section 607.0850 of the FBCA are not exclusive, and a corporation may make any other or further indemnification or advancement of expenses of any of its directors, officers, employees, or agents, under any bylaw, agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office. However, indemnification or advancement of expenses shall not be made to or on behalf of any director, officer, employee or agent if a judgment or other final adjudication establishes that his or her actions, or omissions to act, were material to the cause of action so adjudicated and constitute: (a) a violation of the criminal law, unless the director, officer, employee or agent had reasonable cause to believe his or her conduct was unlawful; (b) a transaction from which the director, officer, employee or agent derived an improper personal benefit; (c) in the case of a director, a circumstance under which the liability provisions of s. 607.0834 are applicable; or (d) willful misconduct or a conscious disregard for the best interests of the corporation in a proceeding by or in the right of the corporation to procure a judgment in its favor or in a proceeding by or in the right of a shareholder.

         The Bylaws of ECOS Group, Inc. (the "Company") provide that the Company shall, to the fullest extent permitted by the FBCA or any similar provision of applicable law at the time in effect, indemnify all officers and directors of the Company.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"), may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 7.  Exemption from Registration Claimed

         Not applicable.

Item 8.  Exhibits


Exhibit No.      Exhibits
-----------      --------
5.1              Opinion of Akerman, Senterfitt & Eidson, P.A. regarding the legality of the common stock being registered.
10.19            Form of Non-Qualified Stock Option Agreement between the
                 registrant and each party listed on Annex A to this
                 Registration Statement on Form S-8.
23.1             Consent of Morrison, Brown, Argiz & Company.
23.2             Consent of Akerman, Senterfitt & Eidson, P.A. *
24               Power of Attorney.**

---------------------
* Included as part of the opinion contained in Exhibit 5.1 herein. ** Included on the signature page.

Item 9.  Undertakings

(a)      The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy and as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   Signatures


         Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami Lakes, State of Florida, on the 16th day of November, 2000.



                                                 ECOS GROUP, INC.


                                                 By: /s/ Charles C. Evans
                                                     ---------------------------
                                                     Charles C. Evans
                                                     Chief Executive Officer and
                                                     Chairman of the Board




                                Power of Attorney

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Charles C. Evans and Timothy R. Gipe, or either of them, each acting alone, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, in connection with the registrant's registration statement on Form S-8 under the Securities Act of 1933, including to sign the registration statement in the name and on behalf of the registrant or on behalf of the undersigned as a director or officer of the registrant, and any and all amendments or supplements to the registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission and any applicable securities exchange or securities self-regulatory body, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

                                  ------------

         Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.



Signature                       Title                                                     Date
---------                       -----                                                     ----
/s/ Charles C. Evans            Chief Executive Officer and                               November 16, 2000
---------------------------     Chairman of the Board (principal executive officer)
Charles C. Evans


/s/ Ana Caminas                 Chief Financial Officer (principal financial and          November 16, 2000
---------------------------     accounting officer)
Ana Caminas


/s/ Wendell R. Anderson         Director                                                  November 16, 2000
---------------------------
Wendell R. Anderson


/s/ Luis De La Cruz             Director                                                  November 16, 2000
---------------------------
Luis De La Cruz


/s/ Leon S. Eplan               Director                                                  November 16, 2000
---------------------------
Leon S. Eplan


/s/ Timothy R. Gipe             Director                                                  November 16, 2000
---------------------------
Timothy R. Gipe


/s/ Joseph F. Startari          Director                                                  November 16, 2000
---------------------------
Joseph F. Startari

                                  Exhibit Index

Exhibit
Number        Description
------        -----------
5.1           Opinion of Akerman, Senterfitt & Eidson, P.A. regarding the legality of the common stock being registered.
10.19         Form of Non-Qualified Stock Option Agreement between the
              registrant and each party listed on Annex A.
23.1          Consent of Morrison, Brown, Argiz & Company.